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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2005, except for the 2004 income tax disclosures in Note 9 to the consolidated financial statements, as to which the date is April 18, 2007 with respect to the financial statements of Duff & Phelps Acquisitions, LLC and Subsidiaries included in the Amendment No. 6 to the Registration Statement on Form S-1 and related prospectus of Duff & Phelps Corporation.

/s/ Grant Thornton LLP

Chicago, Illinois
September 12, 2007

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CONSENT OF INDEPENDENT AUDITORS